Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCOSED.
AMENDMENT NO. 3 TO
COLLABORATIVE LICENSE, EXCLUSIVE MANUFACTURE AND GLOBAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 3 TO COLLABORATIVE LICENSE, EXCLUSIVE
MANUFACTURE AND GLOBAL SUPPLY AGREEMENT (this “Amendment”), is effective as of July 9, 2021 (the “Amendment No. 3 Effective Date”) and is by and between Zyla Life Sciences, a Delaware corporation and successor in interest to Iroko Pharmaceuticals, LLC (“Buyer”), and Cosette Pharmaceuticals, Inc., a Delaware corporation and successor in interest to G&W Laboratories, Inc. (the “Manufacturer”). Buyer and Manufacturer are each a “Party” and together constitute the “Parties” under the Amendment.

WHEREAS, Iroko Pharmaceuticals, LLC (“Iroko”) and G&W Laboratories, Inc. (“G&W”) have entered into the Collaborative License, Exclusive Manufacture and Global Supply Agreement, dated August 1, 2008, as amended by Amendment 1 dated December 27, 2017 between Iroko and G&W and Amendment 2 dated July 10, 2018 between Iroko and G&W (the “Agreement”) pursuant to which G&W agreed to manufacture and supply Iroko with the Products (as defined in the Agreement) for a specified period of time as G&W’s exclusive distributor for such Products;

WHEREAS, Zyla Life Sciences has succeeded to the rights and obligations of Iroko under the Agreement and Cosette Pharmaceuticals, Inc. has succeeded to the rights and obligations of G&W under the Agreement; and

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

1.Within (5) five days after the Amendment No. 3 Effective Date, Buyer will pay the Manufacturer the sum of [***] (the “Upfront Fee”) by wire transfer to a bank account designated in writing by the Manufacturer, which amount shall be non- refundable.

1.Section 1 of the Agreement is hereby amended by adding the following definitions of “Amendment No. 3” and “Amendment No. 3 Effective Date” after the definition of “Agreement Quarters”:

“Amendment No. 3” shall mean Amendment No. 3 to Collaborative License, Exclusive, Manufacture and Global Supply Agreement between the Manufacturer and Buyer.

“Amendment No. 3 Effective Date” shall mean July 9, 2021, the effective date of Amendment No.

1.Section 1 of the Agreement is hereby amended by adding the following definition of [***]:

[***]

1.Section 1 of the Agreement is hereby amended by deleting the definition of “Purchase Price” in its entirety and replacing it with the following:

“Purchase Price” shall, effective for all Products ordered pursuant to Purchase Orders placed on or after [***], mean $[***].

1.Section 1 of the Agreement is hereby amended by adding the following definition of “Suppository” immediately after the definition of “Specifications”:

“Suppository” shall mean one unit of the Product.

1.The heading of Section 4 is hereby deleted in its entirety and replaced with the following:

Section 4. Purchase and Sale of Product; [***]; Right of First Refusal.

1.Section 4.3(d) is hereby amended by adding the following sentence at the end thereof:

[***]

1.Section 4 is hereby amended by adding the following sections at the end thereof: Section 4.9 [***].
[***]

Section 4.10 Limitation on Assignment; Right of First Refusal.

a.Manufacturer shall not, during the Term of this Agreement, assign or transfer to any third party any interest, in whole or in part, of Manufacturer in, to or under the ANDA, the Products or any Product IP (as defined below) (collectively, the “ROFR Assets”) without the prior written consent of Buyer (which Buyer shall not unreasonably withhold); provided, however, that Manufacturer shall be entitled to assign or transfer any interest in any ROFR Assets without Buyer’s consent: (i) to an Affiliate, or (ii) in connection with the sale, license, merger or consolidation of all or substantially all of its business. Any purported assignment or transfer by Manufacturer of any ROFR Assets in violation of the provisions of this Section 4.10(a) shall be void ab initio and of no legal effect. For purposes of this Agreement, “Product IP” means manufacturing processes, know-how and other intellectual property now or hereafter owned or controlled by Manufacturer or any of its Affiliates that has been or hereafter is used, directly or indirectly, in the manufacture of Product or any components thereof.

a.Promptly upon receipt of, and in any event prior to Manufacturer accepting any offer from a third party with respect to a transaction that would involve, directly or indirectly, a sale or assignment of any ROFR Asset (whether or not such transaction involves any other assets of Manufacturer, but excluding any transaction that constitutes the sale, license, merger or consolidation of all or substantially all of Manufacturer’s business) (a “ROFR Asset Transfer”), Manufacturer shall provide to Buyer written notice (the “Manufacturer Notice”) of such offer along with a description of the material terms of such offer. Promptly following delivery of the Manufacturer Notice, Manufacturer shall provide Buyer with access to Manufacturer personnel and such other Manufacturer consultants or agents as may be reasonably requested by Buyer and shall promptly provide all of written information in the possession of Manufacturer reasonably requested by Buyer for purposes of determining whether to exercise its rights under this Section 4.10.

a.Buyer shall have thirty (30) days (which time period may be extended by mutual written agreement) following its receipt of the Manufacturer Notice to notify Manufacturer in writing that it intends to match the terms of the offer described in the Manufacturer Notice (the “Buyer Notice”). If Buyer provides Manufacturer with a Buyer Notice, the Parties will immediately enter into good faith negotiations to agree upon the terms of a definitive agreement which shall contain all of the material terms and conditions of the transaction that is the subject of the Manufacturer Notice.

a.If Buyer does not provide a timely Buyer Notice, then Manufacturer shall be permitted to enter into the transaction described in the Manufacturer Notice with the proposed purchaser described in the Manufacturer Notice; provided, that if (i) the material terms of such transaction are not at least as favorable to Manufacturer as set forth in the Manufacturer Notice, when considered in the aggregate or (ii) the transaction is not consummated within one hundred twenty (120) days of the expiration of the thirty (30) day period described in Section 4.10(c), such transaction will again be subject to the right of first refusal described in this Section 4.10.

1.The first sentence of Section 5.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Buyer shall pay the then-applicable Purchase Price for all Product purchased after the Amendment No. 3 Effective Date. For the avoidance of doubt, the Purchase Prices shall not be subject to any adjustment during the remaining Term of this Agreement pursuant to Section 5.1 and Exhibit B.

1.Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
The Term of this Agreement shall commence on the Amendment No. 3 Effective Date and shall continue until the seventh (7th) anniversary of the Amendment No. 3 Effective Date, at which time this Agreement shall automatically renew for consecutive two (2)-year periods unless either Party provides written notice of termination to the other Party at least one (1) year prior to end of the Term or the then-current renewal term, as applicable. If either Party gives written notice of termination of this Agreement to the other Party less than one year prior to the end of the then-current Term or renewal term of this Agreement, the Term shall end and this Agreement shall expire at the end of the immediately following renewal term.

1.Section 11.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

by either Party (the “Terminating Party”) upon sixty (60) days’ written notice to the other Party (the “Non-Terminating Party”) in the event of a failure of the Non-Terminating Party to perform or observe a material obligation imposed by this Agreement (other than a failure which would permit termination under subclause (c) of this Section 11.2), unless such failure is cured or the parties have reached written agreement on a plan to achieve a cure of such failure prior to the end of such sixty (60) day period; provided, however, that, if the Non-Terminating Party disputes the Terminating Party’s grounds for terminating the Agreement under this Section 11.2(b) and initiates the dispute resolution procedures set forth in Section 13.12 by giving the Terminating Party written notice of the dispute which must describe with reasonable particularity the Non-Terminating Party’s rationale for raising the dispute (a “Dispute”) prior to the expiration of such sixty (60) day notice period, the Terminating Party may thereafter only terminate this Agreement pursuant to this Section 11.2(b) with respect to such Disputed grounds following its receipt of a favorable ruling from the arbitrator in the Expedited Arbitration (as defined in Section 13.12); or

1.Section 11.3 of the Agreement is hereby amended by adding the following sentence at the end thereof:

If this Agreement is terminated by a Party pursuant to Section 11.2(b), then the Non-Terminating Party’s obligations under [***] shall survive the termination of this Agreement through the date on which the then-current Term or renewal term of this Agreement (measured as of immediately prior to such termination of this Agreement) would have expired had the Agreement not been so terminated pursuant to Section 11.2(b).

1.Section 13.2 is hereby deleted in its entirety and replaced with the following:

This Agreement shall be assignable or transferable by either Party hereto only with the consent in writing of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party shall be entitled to assign its rights and obligations hereunder without such consent:
(i) to an Affiliate, or (ii) in connection with the sale, license, merger or consolidation of all or substantially all of its business. Notwithstanding the foregoing, Manufacturer shall not assign or transfer this Agreement in connection with a sale or transfer of any ROFR Assets without the prior written consent of Buyer (which Buyer shall not unreasonably withhold) except as expressly permitted by first sentence of this Section 13.2. Any purported assignment or transfer by Manufacturer of this Agreement in violation of any of the provisions of this Section 13.2 shall be void ab initio and of no legal effect.

1.Section 13.3 is hereby deleted in its entirety and replaced with the following:

Section 13.3. Notice. Unless otherwise set forth herein, all notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally (including by overnight courier) or by facsimile transmission (receipt confirmed by telephone) or by electronic mail transmission (receipt confirmed by electronic mail) to the Party at the following address, facsimile numbers, or electronic mail addresses set forth below:

If to Buyer:

Assertio Holdings, Inc. c/o Zyla Life Sciences
100 S. Saunders Road, Suite 300 Lake Forest, IL 60025 Attention: President and CEO Facsimile No: (510) 744-8001
E-mail: dpeisert@assertiotx.com with a copy to:

Gibson Dunn & Crutcher LLP 1881 Page Mill Road
Palo Alto, CA 94304-1211
Attention: David H. Kennedy Facsimile No: (650) 849-5004
E-mail: dkennedy@gibsondunn.com If to the Manufacturer:
Cosette Pharmaceuticals, Inc. 200 Crossing Blvd, 4th Floor Bridgewater, NJ 08807 Attention: President and CEO
E-mail: asaraf@cosettepharma.com With a copy to:
Cosette Pharmaceuticals, Inc. 200 Crossing Blvd, 4th Floor Bridgewater, NJ 08807 Attention: General Counsel
E-mail: silinschneider@cosettepharma.com

The above addresses for receipt of notice may be changed by either Party by notice, given as provided herein.

1.Section 13 is hereby amended by adding the following sections at the end thereof:

a.Submission to Jurisdiction. The Parties hereto irrevocably submit to the non- exclusive jurisdiction of federal or state courts sitting in the State of New Jersey.

a.Equitable Relief. Each Party acknowledges and agrees that any actual or threatened breach of by a Party of its obligations under Sections 4.1, 4.9, 4.10 or 13.2 shall constitute immediate and irreparable harm to the non-breaching Party for which monetary damages will be an inadequate to remedy. Each Party therefore agrees that the non- breaching Party shall be entitled to an injunction and other equitable relief, without posting a bond, to prevent any such threatened or actual breach.

a.Dispute Resolution Procedure. If the Non-Terminating Party fails to give the Terminating Party written notice of its Dispute including reasonable particularity prior to the expiration of the sixty (60) day notice period contemplated by Section 11.2(b), the Non- Terminating Party will be deemed to have waived any right to initiate the dispute resolution provisions of this Section 13.12 and the Terminating Party shall, thereafter, have the right to terminate this Agreement in accordance with Section 11.2(b). If the Non-Terminating Party gives such written notice of a Dispute prior to expiration of such sixty (60) day period, the Dispute will be resolved pursuant to the expedited dispute resolution process in this Section 13.12 (“Expedited Arbitration”). In any such Expedited Arbitration, the Dispute will be submitted to fast track, binding arbitration in accordance with the following:

a.An Expedited Arbitration shall be administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules, subject to this Section 13.12, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be within the State of New Jersey. There shall be one (1) arbitrator, who shall by an independent third-party expert with at least ten (10) years of experience in pharmaceutical industry. The arbitrator will be selected as follows: within five
(5) days after the Non-Terminating Party has timely delivered notice of its Dispute to the Terminating Party, each of the Terminating Party and the Non-Terminating Party will designate an independent third party and such independent third parties will thereafter jointly select the arbitrator as soon as reasonably practicable. If for any reason an arbitrator who is available and willing to serve has not been appointed within thirty (30) days from the date on which the Non-Terminating Party has timely delivered notice of its Dispute to the Terminating Party, either Party may request that the AAA select the arbitrator. The cost of the Expedited Arbitration will be borne equally by the Parties, and each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses. Except in a proceeding to enforce the results of the Expedited Arbitration or as otherwise required by applicable Laws, neither Party nor any arbitrator may disclose the existence, content or results of any Expedited Arbitration hereunder without the prior written agreement of the Parties.

a.Within twenty (20) days after the arbitrator designated in accordance with the foregoing provisions of this Section 13.12 confirms his or her availability to conduct the Expedited Arbitration, each Party will provide the arbitrator with a proposal and written memorandum in support of its position regarding the Dispute, as well as any documentary evidence it wishes to provide in support thereof (not to exceed thirty (30) pages) (each a “Proposal”) and the arbitrator will provide each Party’s Proposal to the other Party after it receives it from both Parties.

a.Within fourteen (14) days after a Party submits its Proposal, the other Party will have the right to submit a rebuttal memorandum (not to exceed fifteen (15) pages), if any, to the arbitrator and the other Party. If requested by the arbitrator, the Parties will make oral submissions to the arbitrator based on such Party’s Proposal.

a.Within twenty (20) days after the receipt by the arbitrator of both Parties’ written submissions (or expiration of the twenty (20) day period if any Party fails to submit a response), the arbitrator will issue a final award in writing, stating its reasoning, provided that the arbitrator will select one of the Parties’ Proposals. The decision of the arbitrator will be the sole, exclusive, binding and non-appealable remedy between them regarding the Dispute referred to Expedited Arbitration.

1.This Amendment is effective as of the Amendment No. 3 Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect, and are hereby ratified and confirmed by the Parties. On and after the Amendment No. 3 Effective Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement, as amended by this Amendment.

1.This Amendment shall be governed by and construed under the laws of the State of New Jersey, excluding its conflicts of law principles.

1.This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of this Amendment shall constitute an original.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and to be effective as of the Amendment No. 3 Effective Date.

ZYLA LIFE SCIENCES
By: /s/ Dan Peisert
Print: Dan Peisert
Title: CEO

COSETTE PHARMACEUTICALS, INC.
By: /s/ Apurva Saraf
By: Apurva Saraf
By: President and CEO